Exhibit 3.1

EXEMPTED Company Registered and filed as No. 437243 On 17-Jul-2026 Assistant Registrar

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

GIGCAPITAL10 CORP.

An Exempted Company Limited By Shares

MEMORANDUM OF ASSOCIATION

Auth Code: A88301652124

www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 437243 On 17-Jul-2026 Assistant Registrar

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

MEMORANDUM OF ASSOCIATION

OF

GIGCAPITAL10 CORP.

An Exempted Company Limited By Shares

1	NAME

The name of the Company is GigCapital10 Corp.

2	STATUS

The Company is a company limited by shares.

3	REGISTERED OFFICE

The registered office of the Company is at Ascentium (Cayman) Limited 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands or at such other place as the Directors may from time to time decide.

4	OBJECTS AND CAPACITY

Subject to paragraph 9 of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. The Company is a body corporate capable of exercising all the functions of a natural person of full capacity, irrespective of any question of corporate benefit.

Auth Code: A88301652124

www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 437243 On 17-Jul-2026 Assistant Registrar

5	SHARE CAPITAL

The share capital of the Company is USD 22,100.00 divided into 200,000,000 Class A Ordinary shares of par value USD 0.0001 each, 20,000,000 Class B Ordinary shares of par value USD 0.0001 each and 1,000,000 Preference shares of par value USD 0.0001 each.

6	LIABILITY OF MEMBERS

The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

7	CONTINUATION

The Company may exercise the powers contained in the Companies Act to transfer and be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

8	DEFINITIONS

Capitalised terms used and not defined in this Memorandum of Association shall bear the same meaning as those given in the Articles of Association of the Company.

Auth Code: A88301652124

www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 437243 On 17-Jul-2026 Assistant Registrar

9	EXEMPTED COMPANY

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

10	FINANCIAL YEAR

The financial year end of the Company is 31 December or such other date as the Directors may from time to time decide and annex to this Memorandum.

Auth Code: A88301652124

www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 437243 On 17-Jul-2026 Assistant Registrar

The undersigned subscribes its name to this Memorandum of Association to form an incorporated company with limited liability to carry out the lawful purposes set out in this Memorandum of Association and agrees to take the number of Shares set out below.

Dated: 17 July 2026

SUBSCRIBER	NUMBER OF SHARES TAKEN

Ascentium (Cayman) Limited	1 Share
P.O. Box 10240
Grand Cayman KY1-1002
Cayman Islands

/s/ Agnes Tsang
Agnes Tsang
Acting as duly authorised signatory For and on behalf of
Ascentium (Cayman) Limited

/s/ Angelique Hurlston
Angelique Hurlston
Witness to the above signature

4

Auth Code: A88301652124

www.verify.gov.ky